EXHIBIT 4.3

FORM OF PLACEMENT AGENT UNIT PURCHASE OPTION

THE SECURITIES REPRESENTED BY THIS UNIT PURCHASE OPTION HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

UNIT PURCHASE OPTION TO PURCHASE UNITS OF
WIFIMED HOLDINGS COMPANY, INC.
(VOID AFTER TERMINATION DATE – November 30, 2012)

Initial Exercise Date: November 30, 2007

This certifies that Meyers Associates, L.P. or its successors or assigns ("HOLDER") for good and valuable consideration, shall be entitled to purchase from WiFiMed Holdings Company, Inc., a Nevada corporation ("Company"), having its principal place of business at 2000 RiverEdge Parkway, Suite GL 100A, Atlanta, GA 30328 up to 3,375,000 shares of common stock of the Company, par value $.0001 per share ("Common Stock"), consisting of (i) fifteen percent (15%) of the shares of Common Stock issuable upon conversion of the 5% Senior Convertible Debentures (the "Debentures") in the aggregate principal amount of $2,250,000 issued to Purchasers in the offering (the "Offering") pursuant to the Securities Purchase Agreement, dated November 30, 2007 (the "Purchase Agreement"), which Debentures have an initial conversion price of $0.20 per share; and (ii) Warrants exercisable for five years from the Initial Exercise Date at $0.50 per share (the "Warrants") to purchase fifteen percent (15%) of the aggregate number of shares of Common Stock issuable upon exercise of the Warrants issued to purchasers in the Offering (the "Warrant Shares").  Each share of Common Stock and Warrant issued hereunder is considered a unit (the "Unit") having a purchase price equal to $0.20 ("Purchase Price").

This Unit Purchase Option shall be exchangeable for Units consisting of Common Stock and Warrants at any time, or from time-to-time, up to and including 5:00 p.m. (Eastern Standard time) on November 30, 2012 (the "Termination Date") upon the surrender to the Company at its principal place of business (or at such other location as the Company may advise the Holder in writing) of this Unit Purchase Option properly endorsed with a form of subscription in substantially the form attached hereto duly filled in and signed and, if applicable, upon payment of the aggregate Purchase Price for the number of Units for which this Unit Purchase Option is being exercised determined in accordance with the provisions hereof. Payment of the Purchase Price may be made as elected by Holder as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company; or (ii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the aggregate Purchase Price payable with respect to the portion of this Unit Purchase Option then being exercised by (B) the closing bid price per share of Common Stock on the date of exercise, The Purchase Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment as provided in Section 2 of this Unit Purchase Option.

1.             Exercise, Issuance of Certificates; Payment For Units.

General. This Unit Purchase Option is exercisable in full, or in part, at the option of the Holder of record at any time or from time, to time, up to the Termination Date for all of the shares of Common Stock and Warrants which may be purchased hereunder (but not fractional interests in each case). In the case of the exercise of less than all of the Unit Purchase Options represented hereby, the Company shall cancel this Unit Purchase Option Certificate upon the surrender hereof and shall execute and deliver a new Unit Purchase Option Certificate or Unit Purchase Option Certificates of like tenor for the balance of such Unit Purchase Option. The Company agrees that the Units purchased under this Unit Purchase Option shall be and are deemed to be issued to the Holder hereof as the record owner of such Units as of the close of business on the date on which this Unit Purchase Option shall have been surrendered, properly endorsed, the completed, executed Purchase Notice (attached hereto) delivered and payment made for such Units. Certificates for the Units of Common Stock and Warrants so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company at the Company's expense within a reasonable time after the rights represented by this Unit Purchase Option have been so exercised, and in any event, within seven (7) days of such exercise. Each Common Stock and Warrant certificate so delivered shall be in such denominations of 1 or more shares as may be requested by the Holder hereof and shall be registered on the Company's books in the name designated by such Holder.

Cashless Exercise

                If at any time after the earlier of (i) the one year anniversary of the date of the Purchase Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Common Stock or Warrant Shares underlying such Units, as the case may be, by the Holder, then the Holder may pay the Purchase Price through a cashless exercise (a "Cashless Exercise"), as hereinafter provided.  The Holder may effect a Cashless Exercise by surrendering this Unit Purchase Option to the Company and noting on the Purchase Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Units determined as follows:

                                                X = Y x (A-B)/A

                where:

                                                X = the number of Units to be issued to the Holder;

                                                Y = the number of Units with respect to which this Unit Purchase Option is being exercised;

                                                A = the VWAP on the Trading Day immediately preceding the date of such election; and

                                                B = the Purchase Price.

For purposes of Rule 144, it is intended and acknowledged that the Units issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Units required by Rule 144 shall be deemed to have been commenced, on the Initial Exercise Date.  Notwithstanding anything herein to the contrary, on the Termination Date, this Unit Purchase Option shall be automatically exercised via cashless exercise pursuant to this Section.

Common Stock and Warrant Shares To Be Fully Paid; Reservation Of Common Stock and Warrant Shares.  The Company covenants and agrees that all shares of Common Stock or Warrant Shares which may be issued upon the exercise of the rights represented by this Unit Purchase Option will, upon issuance, be duly authorized, validly issued, fully paid and non assessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Unit Purchase Option may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Unit Purchase Option, a sufficient number of shares of authorized but un-issued Common Stock, when and as required to provide for the exercise of the rights represented by this Unit Purchase Option. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock or Warrant Shares or other securities may be listed; provided, however, that the Company shall not be required to effect a registration under federal or state securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Purchase Price (as set forth in Section 2 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock or other securities then authorized by the Company's Articles/Certificate of Incorporation ("Company Charter").

2.             Determination or Adjustment of Purchase Price and Number of Units.

Exercise Limitations. The Company shall not effect any exercise of the rights evidenced by this Unit Purchase Option, and a Holder shall not have the right to exercise any portion of this Unit Purchase Option, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Purchase Notice, the Holder (together with the Holder's Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder's Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock or Warrant Shares beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock or Warrant Shares underlying this Unit Purchase Option with respect to which such determination is being made, but shall exclude the number of shares of Common Stock or Warrant Shares which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Unit Purchase Option beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2.1, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2.1 applies, the determination of whether this Unit Purchase Option is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Unit Purchase Option is exercisable shall be in the sole discretion of the Holder, and the submission of a Purchase Notice shall be deemed to be the Holder's determination of whether this Unit Purchase Option is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Unit Purchase Option is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2.1, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Unit Purchase Option, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Unit Purchase Option.  The Holder, upon not less than 61 days' prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.1, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Unit Purchase Option held by the Holder and the provisions of this Section 2.1 shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.1 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Unit Purchase Option.

Mechanics of Exercise.

Delivery of Certificates Upon Purchase.  Certificates for Common Stock or Warrants purchased hereunder shall be transmitted by the transfer agent of the Company (or in the case of Warrants, by the Company itself) to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is a participant in such system and there is an effective Registration Statement permitting the resale of the Common Stock or Warrant Shares by the Holder, and otherwise by physical delivery to the address specified by the Holder in the Purchase Notice within 3 Trading Days from the delivery to the Company of the Purchase Notice Form, surrender of this Unit Purchase Option (if required) and payment of the aggregate Purchase Price as set forth above ("Unit Delivery Date").  This Unit Purchase Option shall be deemed to have been exercised on the date the Purchase Price is received by the Company.  The Common Stock or Warrants shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Units for all purposes, as of the date the Unit Purchase Option has been exercised by payment to the Company of the Purchase Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, prior to the issuance of such Units, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Units subject to a Purchase Notice by the Unit Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Units subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Purchase Notice), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Unit Delivery Date until such certificates are delivered.

Delivery of New Unit Purchase Options Upon Exercise.  If this Unit Purchase Option shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Unit Purchase Option certificate, at the time of delivery of the certificate or certificates representing Units, deliver to Holder a new Unit Purchase Option evidencing the rights of Holder to purchase the unpurchased Units called for by this Unit Purchase Option, which new Unit Purchase Option shall in all other respects be identical with this Unit Purchase Option.

Rescission Rights.  If the Company fails to cause its transfer agent to transmit to the Holder (or in the case of Warrants, the Company itself), a certificate or certificates representing the Units pursuant to Section 2.2.1 by the Unit Delivery Date, then the Holder will have the right to rescind such exercise.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent, (or in the case of Warrants, the Company itself), to transmit to the Holder a certificate or certificates representing the Units pursuant to an exercise on or before the Unit Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock or Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Common Stock or Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Unit Purchase Option and equivalent number of Units for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Unit Purchase Option as required pursuant to the terms hereof.

No Fractional Units.  No fractional Units, shares or scrip representing fractional shares shall be issued upon the exercise of this Unit Purchase Option.  As to any fraction of a Unit or share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Purchase Price or round up to the next whole share.

Charges, Taxes and Expenses.  Issuance of certificates for Units shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Units are to be issued in a name other than the name of the Holder, this Unit Purchase Option when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Unit Purchase Option, pursuant to the terms hereof.

3.             Certain Adjustments.

Stock Dividends and Splits. If the Company, at any time while this Unit Purchase Option is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Unit Purchase Option), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Purchase Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of Units issuable upon exercise of this Unit Purchase Option shall be proportionately adjusted such that the aggregate Purchase Price of this Unit Purchase Option shall remain unchanged.  Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Unit Purchase Option is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Purchase Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Purchase Price, such issuance shall be deemed to have occurred for less than the Purchase Price on such date of the Dilutive Issuance), then the Purchase Price shall be reduced and only reduced to equal the Base Share Price and the number of Units issuable hereunder shall be increased such that the aggregate Purchase Price payable hereunder, after taking into account the decrease in the Purchase Price, shall be equal to the aggregate Purchase Price prior to such adjustment.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3.2 in respect of an Exempt Issuance.  The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice").  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3.2, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Units based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Purchase Notice.

Subsequent Rights Offerings.  If the Company, at any time while the Unit Purchase Option is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Purchase Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

Pro Rata Distributions.  If the Company, at any time while this Unit Purchase Option is outstanding, shall distribute to all holders of Common Stock (and not to Holders of the Unit Purchase Options) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3.2), then in each such case the Purchase Price shall be adjusted by multiplying the Purchase Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

Fundamental Transaction. If, at any time while this Unit Purchase Option is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each "Fundamental Transaction"), then, upon any subsequent exercise of this Unit Purchase Option, the Holder shall have the right to receive, for each Unit that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock and Warrants of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock and Warrants for which this Unit Purchase Option is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Unit Purchase Option following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Unit Purchase Option consistent with the foregoing provisions and evidencing the Holder's right to exercise such Unit Purchase Option into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.5 and insuring that this Unit Purchase Option (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any successor entity shall pay at the Holder's option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Unit Purchase Option as determined in accordance with the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable  Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Unit Purchase Option as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the "HVT" function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Voluntary Adjustment By Company. The Company may at any time during the term of this Unit Purchase Option reduce the then current Purchase Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

Notice to Holder.

Adjustment to Purchase Price. Whenever the Purchase Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction (as defined in the Purchase Agreement), despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Unit Purchase Option Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to exercise this Unit Purchase Option during the period commencing on the date of such notice to the effective date of the event triggering such notice.

4.             Transfer of Unit Purchase Option.

Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4.4 hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Unit Purchase Option and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Unit Purchase Option at the principal office of the Company or its designated agent, together with a written assignment of this Unit Purchase Option substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Unit Purchase Option or Unit Purchase Options in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Unit Purchase Option evidencing the portion of this Unit Purchase Option not so assigned, and this Unit Purchase Option shall promptly be cancelled.  A Unit Purchase Option, if properly assigned, may be exercised by a new holder for the purchase of Common Stock and Warrants without having a new Unit Purchase Option issued.

New Unit Purchase Options. This Unit Purchase Option may be divided or combined with other Unit Purchase Options upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Unit Purchase Options are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Unit Purchase Option or Unit Purchase Options in exchange for the Unit Purchase Option or Unit Purchase Options to be divided or combined in accordance with such notice. All Unit Purchase Options issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Unit Purchase Option except as to the number of Common Stock and Warrants issuable pursuant thereto.

Unit Purchase Option Register. The Company shall register this Unit Purchase Option, upon records to be maintained by the Company for that purpose (the "Unit Purchase Option Register"), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Unit Purchase Option as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Transfer Restrictions. If, at the time of the surrender of this Unit Purchase Option in connection with any transfer of this Unit Purchase Option, the transfer of this Unit Purchase Option shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Unit Purchase Option, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

4.             No Voting or Dividend Rights; Limitation of Liability.

Nothing contained in this Unit Purchase Option shall be construed as conferring upon the Holder hereof the right to vote as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Unit Purchase Option, the interest represented hereby, or the shares purchasable hereunder until, and only to the extent that, this Unit Purchase Option shall have been exercised.

The Holder of this Unit Purchase Option shall receive all notices as if a shareholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

5.             Rights and Obligations Survive Exercise of Unit Purchase Option.

The rights and obligations of the Company, of the Holder of this Unit Purchase Option and of the holder of shares of Common Stock and Unit Purchase Options issued upon exercise of this Unit Purchase Option, shall survive the exercise of this Unit Purchase Option.

6.             Further Representations, Warranties And Covenants of the Company.

Articles and Bylaws. The Company has made available to Holder true, complete and correct copies of the Company Charter and Bylaws, as amended, through the date hereof.

Due Authority. The execution and delivery by the Company of this Unit Purchase Option and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the shares of Common Stock and Warrants, have been duly authorized by all necessary corporate action on the part of the Company, and the Unit Purchase Option is not inconsistent with the Company Charter or Bylaws and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Unit Purchase Option, except for any filing required by applicable federal and state securities laws, which filing will be effective by the time required thereby.

Issued Securities. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock were issued in full compliance with all federal and state securities laws.

Exempt Transaction. Subject to the accuracy of the Holders representations in Section 8, the issuance of the Common Stock upon exercise of this Unit Purchase Option will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act of 1933, as amended ("1933 Act"), in reliance upon Section 4(2) thereof, or upon the applicable exemption under Regulation D, and (ii) the qualification requirements of the applicable state securities laws.

Compliance with Rule 144. At the written request of the Holder, who proposes to sell Common Stock issuable upon the exercise of the Unit Purchase Option in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Holder, within five (5) days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time and an opinion of counsel allowing the sale pursuant to Rule 144.

Registration. The shares of Common Stock and the Warrants underlying this Unit Purchase Option are subject to the same registration rights as provided to subscribers under terms of a Registration Right Agreement dated November 30, 2007, the terms of which are incorporated by reference herein.

7.             Representations and Covenants of Holder.

This Unit Purchase Option has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

Investment Purpose. The Unit Purchase Option or the Common Stock and Warrants issuable upon exercise of the Unit Purchase Option will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

Private Issue. The Holder understands (i) that the Unit Purchase Option and the Common Stock and Warrants issuable upon exercise of this Unit Purchase Option are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Unit Purchase Option will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 8.

Disposition of Holders Rights. In no event will the Holder make a disposition of the Unit Purchase Option or the Common Stock and Warrants issuable upon exercise of the Unit Purchase Option unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Holder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the Holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such Holder, one or more new certificates for the Unit Purchase Option or for such shares of stock not bearing any restrictive legend.

Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

Risk of No Registration. The Holder understands that if the Company does not file reports pursuant to Section 13 or 15(d), of the Securities Exchange Act of 1934 ("1934 ACT"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the Unit Purchase Option, (ii) the Common Stock issuable upon exercise of the Unit Purchase Option, or (iii) the Warrants issuable upon exercise of the Unit Purchase Option it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the Unit Purchase Options or the Common Stock and Warrants issuable upon exercise of the Unit Purchase Option which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

8.             Modification and Waiver.

This Unit Purchase Option and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.             Notices.

Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid or such other means which evidences receipt, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Unit Purchase Option or such other address as either may from time to time provide to the other.

10.           Binding Effect on Successors.

As provided in Section 3.5 above, this Unit Purchase Option shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock and Warrants issuable upon the exercise of this Unit Purchase Option shall survive the exercise and termination of this Unit Purchase Option.

All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

11.           Jurisdiction.

All questions concerning the construction, validity, enforcement and interpretation of this Unit Purchase Option shall be determined in accordance with the provisions of the Purchase Agreement.

12.           Lost Unit Purchase Options.

The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Unit Purchase Option and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Unit Purchase Option, the Company, at its expense, will make and deliver a new Unit Purchase Option, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Unit Purchase Option.

IN WITNESS WHEREOF, the Company has caused this Unit Purchase Option to be duly executed by its officers, thereunto duly authorized this ___th day of November,  2007

WiFiMed Holdings Company, Inc. a Nevada corporation

By:_______________________________________

        Name: Gregory Vacca
        Title: President & CEO

PURCHASE NOTICE

To:         Wifimed Holdings Company, Inc.

(1)   The undersigned hereby elects to purchase ___ shares of Common Stock and ___ Warrants of the Company pursuant to the terms of the attached Unit Purchase Option (only if exercised in full), and tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or [ ] [if permitted] the cancellation of such number of Common Stock as is necessary, in accordance with the formula set forth in subsection 1.2, to exercise this Unit Purchase Option with respect to the maximum number of Common Stock and Warrants purchasable pursuant to the cashless exercise procedure set forth in subsection 1.2.

(3)   Please issue a certificate or certificates representing said Common Stock and Warrants (in the same form as issued to investors in the Offering) in the name of the undersigned or in such other name as is specified below:

                                                _______________________________

The Common Stock shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

                                                _______________________________

                                                _______________________________

                                                _______________________________

                                (4)  Accredited Investor.  The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: _______________________________________________________________

ASSIGNMENT To Be Executed by the Registered Holder in Order to Assign Unit Purchase Options

FOR VALUE RECEIVED,

______________________________________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

______________________________  ______________________________  ______________________________
[please print or type name and address]

_____________________of the Unit Purchase Options represented by this Unit Purchase Option Certificate, and hereby irrevocably constitutes and appoints ____________________________________ Attorney to transfer this Unit Purchase Option Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ________________________                                           x ________________________
  Signature Guaranteed

THE SIGNATURE TO THE ASSIGNMENT OR THE PURCHASE NOTICE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS UNIT PURCHASE OPTION CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.